                              KANEB SERVICES, INC.
                              List of Subsidiaries

CORPORATE INSURERS LIMITED

DM DRILLING, INC.
     Diamond K Limited
     Diamond M Exploration Company

EAGLE CREEK RESOURCES, INC.

FURMANITE GERMANY, INC.
     Management Services Furmanite Holding GmbH
          Furmanite GmbH (formerly Zweipack GmbH)
          Furmanite Pipeline Ingenieur-Team GmbH (Gaschwitz)
          Furmanite Industrie Service GmbH (Schwedt)

KANEB ENERGY COMPANY

KANEB EQUIPMENT LEASING COMPANY, INC.
     Furmanite Equipment Leasing Company, Inc.

KANEB EXPLORATION, INC.

KANEB INFORMATION SERVICES, INC.
     Fields Financial Services, Inc.
          Fields Data Management, Inc.
     Viata Corporation

KANEB INTERNATIONAL INC.
     Furmanite America Inc.
          Kaneb Energy Canada Ltd.
               Furmanite Canada Ltd.
     Kaneb Offshore Services Inc.
          Furmanite SA (France)
          Furmanite NV (Belgium)
          Metalock NV (Belgium)
          Furmeta Holding BV (Netherlands)
               Furmanite BV (Netherlands)
               Metaholding BV (Netherlands)
               Metalock BV (Netherlands)
          Furmanite East Asia Ltd (Hong Kong/Singapore)
          Furmanite AS (Norway)
          Singapore PTE Ltd.
     Furmanite plc (formerly Kaneb UK plc)
          Furmanite 1986 LTD (formerly Furmanite plc)
          Furmanite International LTD




                                  EXHIBIT 21

  ASSOCIATED COMPANIES
     Furmanite Mexico SA (with Furmanite America)
     Fuji Furmanite Company Limited
     Barrier Offshore Maintenance Services, LTD
     Furmanite Gulf
     Furmanite UAE LTD

KANEB INVESTMENT CORP.

KANEB PIPE LINE COMPANY
     Kaneb Pipe Line Partners, L.P. (Partial)
           Kaneb Pipe Line Operating Partnership, L.P.
               Support Terminals Operating Partnership, L.P.
     Support Terminal Services, Inc.
                    StansTrans, Inc.
                         StanTrans Holding, Inc.
                              StanTrans Partners, L.P.

KANEB TECHNOLOGIES, INC.
     Kaneb Metering Corporation
          NDE Environmental Corporation (Partial)

MORAN BROS., INC.

MORAN ENERGY INTERNATIONAL N.V.

PETROLEUM OPERATIONS AND SUPPORT SERVICES, INCORPORATED

TEXAS ENERGY SERVICES, INC.

SUSSEX INTERNATIONAL LIMITED


                                   Exhibit 21